SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                  July 21, 1999
--------------------------------------------------------------------------------
                        (Date of earliest event reported)



                         Progress Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




     Delaware                         0-14815                         25-2413363
--------------------------------------------------------------------------------
(State of other jurisdiction (Commission File Number) (IRS Employer of incorporation) Identified No.)


4 Sentry Parkway, Suite 230, Blue Bell, Pennsylvania                19422-0764
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)





                                 (610)-825-8800
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




                                 Not Applicable
--------------------------------------------------------------------------------
(Former name,former address and former fiscal year,if changed since last report)





                        Exhibit Index appears on page 4.

Item 5.           Other Events

         On July 21, 1999, Progress Financial Corporation reported first quarter net income of $1.1 million or diluted earnings per share of $.21 compared with net income of $1.1 million or diluted earnings per share of $.21 for the second quarter of 1998. For further information see the press release attached as
Exhibit 99(a) and incorporated herein by reference.

         Also on July 21, 1999, Progress Financial Corporation declares increased quarterly cash dividend from $.04 to $.05 per share to stockholders of record on July 31, 1999, which will be paid on August 13, 1999. In addition, Progress Financial Corporation announced the declaration of a 5% stock dividend to shareholders of record on August 6, 1999 to be distributed August 31, 1999. For further information, see the press release attached as Exhibit 99(b) and incorporated herein by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                PROGRESS FINANCIAL CORPORATION





Dated:   July 22, 1999            By:      /s/ Michael B. High
                                  ---------------------------------------
                                   Michael B. High
                                   Senior Vice President and
                                   Chief Financial Officer

                                  EXHIBIT INDEX



          Exhibit Number                                           Description

             99(a) Press Release on Second Quarter 1999 earnings issued on July 21, 1999

             99(b) Press Release on dividend declaration issued on July 21, 1999

                                  Exhibit 99(a)

                  Press Release on Second Quarter 1999 earnings
                             issued on July 21, 1999

                                                                  Exhibit 99(a)

NEWS RELEASE

Contact: Michael B. High, CFO/Senior Vice President
         (610) 941-4804

         Patricia Ellick, Director of Investor Relations
         (610) 941-4838

For immediate release:

Progress Financial Corporation Announces Second Quarter Earnings of $1.1 Million

         Blue Bell, PA, July 21, 1999 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported second quarter 1999 net income of $1.1 million or diluted earnings per share of $.21, compared to net income of $1.1 million or diluted earnings per share of $.21 for the second quarter of 1998.
         Commenting on the second quarter results, W. Kirk Wycoff, President and CEO, stated, "Although the Company reported flat earnings, I am pleased with the $965,000 increase in fee based income and the 16 basis point expansion of our margin over the first quarter of 1999. In the first six months of 1999 non-interest income was 35% of total revenue which has been one of our strategic goals. The growth in fee income was partially offset by a one-time increase in provision for loan and lease losses amounting to $675,000. The increase in provision was the result of the Company adopting a new charge-off policy at Progress Leasing Company, which resulted in lease net charge-offs amounting to $1.1 million for the quarter. We experienced some deterioration in the PAM portfolio which was acquired in January 1998 and elected to charge-off a number of leases in the chiropractic and dry cleaning areas."
         Average earning assets for the second quarter of 1999 were $621.2 million compared to $500.0 million for the same period in 1998. The growth in assets relates to higher loan and lease production. Average loans and leases increased $87.0 million to $447.6 million compared to the same quarter of 1998. Consequently, tax-equivalent net interest income for the second quarter of 1999 increased $1.2 million or 21.7 % over the same period in 1998. The net interest margin was, however, compressed by an increased percentage of securities and investments acquired to leverage the new capital raised in May 1998 and lower yields on commercial business loans and lease financing.
         Loans and leases outstanding totaled $457.0 million at June 30, 1999, including commercial business loans of $107.6 million, which increased $32.5 million or 43.2% from June 30, 1998. In addition, commercial real estate loans totaled $143.2 million, an increase of $23.3 million or 19.4% from June 30, 1998.
                         Loans and Leases Outstanding *

  (Dollars in Thousands)                   June 30,                                     December 31,
---------------------------- --------------------------------------------------------------------------------------------
                                        1999                           1998                            1998
---------------------------- ---------------------------- ------------------------------- --------------------------------

                                Actual      % of Total        Actual        % of Total        Actual         % of Total
Commercial
  Business                      $107,614       23.55%       $  75,145          20.32%       $  92,737           21.87%
Commercial
  Real Estate                    143,184       31.33          119,889          32.41          134,380           31.69
Lease
  Financing                       76,798       16.81           62,139          16.80           73,499           17.34
Residential
  Mortgages                       45,749       10.01           56,350          15.24           50,086           11.81
Construction                      52,920       11.58           30,841           8.34           44,546           10.51
Consumer                          30,687        6.72           25,479           6.89           28,738            6.78
                              ----------   ----------      ----------       ---------      ----------         -------
    Total                       $456,952      100.00%        $369,843          100.00%       $423,986          100.00%
                              ==========   ==========      ==========       =========      ==========         =======

o        Includes loans held for sale

         The Company reported non-performing assets of $4.8 million at June 30, 1999 up from $2.5 million at June 30, 1998. The increase in non-performing assets was related entirely to the lease portfolio. Non-performing leases increased $2.0 million compared to June 30, 1998. The Company's non-performing assets to total assets at June 30, 1999 were .72% compared to .41% at June 30, 1998. During the quarter ended June 30, 1999, the Company recorded a $1.2 million provision for possible loan and lease losses compared with $224,000 for the comparable period in 1998. The increase of $992,000 included a non-recurring charge of $675,000 as result of the new charge-off policy at Progress Leasing Company. As of June 30, 1999, the allowance for possible loan and lease losses increased to $5.0 million from $4.3 million at June 30, 1998. The ratio of the allowance for possible loan and lease losses to total loans and leases was 1.09% at June 30, 1999 compared to 1.16% at June 30, 1998.
         Non-interest income for the quarter ended June 30, 1999 amounted to $4.3 million, compared to $2.3 million for the same period in 1998. During the 1999 quarter, the Company earned $574,000 in insurance commissions. Teleservices fee income of $990,000 represents an increase of $652,000 over the second quarter of 1998 due to new inbound clients. Loan brokerage and advisory fees were $652,000, an increase of $262,000 compared to the same period in the prior year. Service charges on deposits increased $112,000 over the second quarter of 1998. The Company also recognized client warrant income amounting to $482,000 during the second quarter of 1999 due to the public offering of IQE plc on the EASDAQ exchange.
         Total non-interest expense was $7.9 million for the quarter ended June 30, 1999 compared to $5.7 million for the quarter ended June 30, 1998. The increase in non-interest expense for the quarter ended June 30, 1999 over the comparable quarter in 1998 was primarily due to increases in salaries and employee benefits of $1.5 to $4.3 million as a result of additional employees of the newly formed insurance agency, Progress Financial Resources, and the staffing of Progress Capital Management, Inc. to pursue our SBIC license, and from other new positions established within the Company. Furniture, fixtures and equipment expenses increased by $143,000 to $425,000 mainly due to two new branch openings in the quarter and recent acquisitions. Professional services expense increased $391,000 to $580,000 primarily due to the increased usage of an interactive voice response system in handling new inbound clients and the outsourcing of the internal audit function.
         Total assets increased to $666.4 million at June 30, 1999 from $600.4 million at June 30, 1998 and from $647.4 million at year end 1998. Total deposits increased 21.8% to $445.1 million at June 30, 1999 from $365.3 million at June 30, 1998 and 9.1% from $408.2 million at year end 1998. Deposit growth is the result of the continuing expansion of our retail delivery network into Bucks and Chester Counties.
         On July 16, 1999, Ravisent Technologies Inc., a corporation with which the Company holds warrants, went public at an initial offering price of $12.00 per common share. The warrants were obtained through the Company's Specialized Lending Division which provides customized financial services to leading-edge companies in technology, health care and insurance. The Company holds warrants to purchase 50,000 common shares of Ravisent Technologies at $3.56 per share. The Company is prohibited from selling or otherwise disposing of the warrants or any shares of common stock received from the exercise of such warrants for a period of 180 days from July 16, 1999. At July 20, 1999, the closing price of a share of common stock of Ravisent Technologies was $14.625.
         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through thirteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and insurance and financial planning services through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business-to-business telemarketing through Procall Teleservices, Inc. and construction and development of assisted living communities through Progress Development Corp. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                             FINANCIAL DATA ATTACHED

                         Progress Financial Corporation
                              Financial Highlights




                                                                      Three Months Ended              Six Months Ended
                                                                           June 30,                       June 30
                                                                 ------------------------------ -----------------------------
                                                                      1999            1998          1999           1998
                                                                 ---------------- ------------- ------------- ---------------
Reported Results:
Basic net income per common share (1)                                 $  .22          $  .23        $  .48         $  .46
Diluted net income per common share (1)                                  .21             .21           .45            .41
Dividends per common share (1)                                           .04             .03           .08            .06
Book value per share                                                    7.95            7.93          7.95           7.93
Tangible book value per share                                           6.98            7.08          6.98           7.08
Basic average common shares outstanding (1)                        5,198,004      4,854,734      5,148,906      4,602,630
Diluted average common shares outstanding(1)                       5,504,047      5,389,865      5,495,757      5,121,013

Net interest margin (FTE)                                               4.29%           4.38%         4.21%          4.52%
Net interest spread (FTE)                                               3.70            3.72          3.61           3.86
Return on average assets                                                 .68             .85           .75            .84
Return on average equity                                               10.60           12.89         11.72          14.05
Efficiency ratio                                                       69.03           69.03         68.12          68.97
Average equity to average assets                                        6.44            6.60          6.40           6.00

Ratio of allowance for possible loan and lease losses
   to total loan and leases receivable                                  1.09            1.16          1.09           1.16

Ratio of non-performing assets to total assets                           .72             .41           .72            .41

Ratio of allowance for possible loan losses to non-performing
loans and leases                                                      104.36          197.39        104.36         197.39

Selected Average Balances:
   Loans, gross                                                      $447,561       $360,603      $438,160       $354,138
   Earning assets                                                     621,155        499,992       618,194        475,735
   Total assets                                                       664,684        528,561       659,300        506,170
   Deposits                                                           432,033        353,352       424,779        344,439
   Equity                                                              42,775         34,882        42,216         30,384



 (1) Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August 31, 1998.

                         Progress Financial Corporation
                 Consolidated Statements of Financial Condition
                             (Dollars in Thousands)

                                                                                          Ending Balance
                                                                                 June 30,   June 30,   December 31,
                                                                                1999       1998         1998
                                                                             ---------- ---------- --------------
Assets:
Cash and due from banks:
   Non-interest bearing                                                        $14,113    $12,183      $14,189
   Interest bearing                                                             11,743        922        6,498
Trading account assets                                                              --         --           --
Loans held for sale (fair value: $9,210, $0 and $25,326)                         9,155         --       25,250
Investments:
   Available for sale at fair value (amortized cost: $7,437, $7,834, and         7,165      8,050       17,909
$18,208)
   Held to maturity at amortized cost (fair value: $27,963, $11,295, and        28,459     11,222       12,401
$12,547)
Mortgage-backed securities:
   Available for sale at fair value (amortized cost: $120,095, $134,312,       117,629    134,079      146,459
   and $146,910)
   Held to maturity at amortized cost (fair value: $0, $39,789, and $0)            --      40,219           --
Loans and leases, net (net of reserve: $4,984, $4,307, and $4,490)             442,812    365,536      394,246
Premises and equipment                                                          12,065      9,755       10,707
Other assets                                                                    23,230     18,465       19,723
                                                                             ----------  --------    ---------
     Total assets                                                             $666,371   $600,431     $647,382
                                                                              =========  =========    ========

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
   Non-interest bearing                                                        $57,201    $53,375      $54,934
   Interest-bearing                                                            387,927    311,934      353,228
Short-term borrowings                                                           31,978     76,260       45,941
Other liabilities                                                                9,337      8,282       15,250
Long-term Debt:
   Federal Home Loan Bank advances                                              80,000     53,000       83,000
   Other debt                                                                   42,182     41,000       38,475
                                                                              --------  ----------   ---------

    Total liabilities                                                          608,625    543,851      590,828
                                                                              --------    -------      -------
  Corporation-obligated mandatorily redeemable capital securities of
  subsidiary trust holding solely junior subordinated debentures of the         15,000     15,000       15,000
  Corporation

Stockholders' equity:
Serial preferred, $.01 par value;
  1,000,000 shares authorized and unissued                                         --          --          --
Junior participating preferred stock - $.01 par value -
   1,010 shares authorized but unissued                                            --          --          --
Common stock, $1 par value; 12,000,000 shares authorized; 5,397,000 and
   4,996,000 and 5,263,000 shares issued including treasury shares of  0,
   6,000 and 177,000; and unallocated shares held by the Employee Stock          5,397      4,996        5,263
   Ownership Plan of 19,000, 28,000 and 24,000
Other common stockholders' equity, net                                          39,245     36,594       36,786
Net accumulated other comprehensive income (loss)                               (1,896)       (10)        (495)
                                                                              --------    --------     --------
   Total stockholders' equity                                                   42,746     41,580       41,554
                                                                              --------    --------     --------

  Total  liabilities,   Corporation-obligated   mandatorily  redeemable  capital
  securities of subsidiary trust holding solely junior subordinated
  debentures of the Corporation and stockholders' equity                      $666,371   $600,431     $647,382
                                                                              ========== ========     ========


                         Progress Financial Corporation
                      Consolidated Statements of Operations
                  (Dollars in Thousands, except per share data)


                                                                               Three Months             Six Months
                                                                              Ended June 30,          Ended June 30,
                                                                             1999        1998        1999        1998
Interest  income:
  Loans and leases, including fees                                           $10,071      $8,659     $19,628      $16,952
  Mortgage-backed securities                                                   1,969       1,877       4,094        3,352
  Investment securities                                                          526         226         948          367
  Other                                                                          167          16         360           39
                                                                             -------      ------     -------      -------
    Total interest income                                                     12,733      10,778      25,030       20,710

Interest expense:
  Deposits                                                                     3,880       3,547       7,648        6,897
  Short-term borrowings                                                           84         702       1,240        1,282
  Long-term borrowings                                                         2,170       1,068       3,328        1,879
                                                                             -------      ------      ------       ------
    Total interest expense                                                     6,134       5,317      12,216       10,058
                                                                             -------      ------      ------       ------
Net interest income                                                            6,599       5,461      12,814       10,652
Provision for possible loan and lease losses                                   1,216         224       1,665          426
                                                                             -------      ------      ------       ------
      Net interest income after provision for possible loan and lease          5,383       5,237      11,149       10,226
      losses

Non-interest income:
  Service charges on deposits                                                    521         409         941          776
  Lease financing fees                                                           477         384         864          749
  Insurance commissions                                                          574          --       1,054           --
  Teleservices fee income                                                        990         338       1,233          512
  Loan brokerage and advisory fees                                               652         390       1,175          835
  Gain (loss) from sale of securities                                              4         122       (156)          337
  Client warrant income                                                          482          --         482           --
  Fees and other                                                                 550         619       1,419          858
                                                                               -----       -----       -----        -----
      Total non-interest income                                                4,250       2,262       7,012        4,067
                                                                               -----       -----       -----        -----

Non-interest expense:
  Salaries and employee benefits                                               4,275       2,773       7,779        5,391
  Occupancy                                                                      316         353         661          658
  Data processing                                                                264         262         482          511
  Furniture, fixtures and equipment                                              425         282         715          536
  Professional services                                                          580         189         947          380
  Capital securities expense                                                     399         399         797          797
  Other                                                                        1,662       1,472       2,984        2,676
                                                                               -----       -----       -----         -----
      Total non-interest expense                                               7,921       5,730      14,365       10,949
                                                                               -----       -----      ------       ------

Income before income taxes                                                     1,712       1,769       3,796        3,344
Income tax expense                                                               582         648       1,343        1,227
                                                                               ------     ------      ------      -------
      Net Income                                                              $1,130      $1,121      $2,453      $ 2,117
                                                                              ======      ======      ======      =======

Basic net income per common share                                               $.22        $.23        $.48         $.46
                                                                                ====        ====        ====         ====

Diluted net income per common share                                             $.21        $.21        $.45         $.41
                                                                                ====        ====        ====         ====

Dividends per common share                                                      $.04        $.03        $.08         $.06
                                                                                ====        ====        ====         ====

Basic average common shares outstanding                                    5,198,004   4,854,734   5,148,906    4,602,630
                                                                           =========   =========   =========    =========

Diluted average common shares outstanding                                  5,504,047   5,389,865   5,495,757    5,121,013
                                                                           =========   =========   =========    =========

                                                        ###
                                                                  Exhibit 99(b)
























                                  Exhibit 99(b)

                      Press Release on dividend declaration
                             issued on July 21, 1999

                                                                  Exhibit 99(b)
NEWS RELEASE


Contact: Michael B. High--(610) 941-4804
                  CFO/Senior Vice President
                  Progress Financial Corporation
                  4 Sentry Parkway - Suite 200
                  Blue Bell, PA   19422

For immediate release:

Progress Financial Corporation Declares Increased Cash Dividend from $.04 to
                          $.05 and a 5% Stock Dividend


     Blue Bell, PA, July 21, 1999 - The Board of Directors of Progress Financial Corporation (the "Company" - Nasdaq: PFNC) increased the regular quarterly cash dividend to $.05 per share from $.04 per share in the prior quarter. The cash dividend will be paid on August 13, 1999 to shareholders of record on July 31, 1999.

     In addition, the Board of Directors, citing the company's continued strong financial performance, declared a 5% stock dividend to shareholders. One additional new share of common stock will be distributed for every 20 shares owned and a check will be issued for any fractional shares created by the dividend. The stock dividend will be distributed August 31, 1999 to shareholders of record on August 6, 1999.

     Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the
Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through thirteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and insurance and financial planning services through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business-to-business telemarketing through Procall Teleservices, Inc. and construction and development of assisted living communities through Progress Development Corp. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                                      ####